Exhibit 99.1

k

FULL YEAR AND FOURTH QUARTER 2024 EARNINGS RESULTS

Sixth Street Specialty Lending, Inc. Reports Full Year and Fourth Quarter Earnings Results; Declares a First Quarter Base Dividend Per Share of $0.46, and a Fourth Quarter Supplemental Dividend Per Share of $0.07.

NEW YORK—February 13, 2025— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $2.39 per share and net income of $2.03 per share, for the year ended December 31, 2024. For the quarter ended December 31, 2024 net investment income and net income per share were $0.62 and $0.55, respectively. The Company’s net investment income for Q4 continues to reflect the impact from the higher interest rate environment combined with an increase in activity-based fee income. In the fourth quarter, the Company earned $0.15 per share of activity-based fees, including dividend income, representing the highest amount recognized in seven quarters. Return on equity (ROE) for the full year 2024 was 14.1% and 12.0% on a net investment income and a net income basis, respectively. Annualized ROE for the fourth quarter 2024 was 14.4% and 12.8% on a net investment income and a net income basis, respectively.

Both net investment income per share and net income per share for the year include approximately $0.06 per share of unwind of previously accrued capital gains incentive fee expenses. Excluding the impact of the accrued capital gains incentive fee expenses, the Company’s adjusted net investment income and adjusted net income for the year ended December 31, 2024 were $2.33 per share and $1.97 per share, respectively. For the quarter ended December 31, 2024, adjusted net investment income per share was $0.61 and adjusted net income per share was $0.54. Return on equity (ROE) for the full year 2024 was 13.8% and 11.6% on an adjusted net investment income and an adjusted net income basis, respectively. Annualized ROE for the fourth quarter 2024 was 14.2% and 12.5% on an adjusted net investment income and an adjusted net income basis, respectively.

Reported net asset value (NAV) per share was $17.16 at December 31, 2024 as compared to $17.12 at September 30, 2024. The Company’s base dividend remained well covered with adjusted net investment income of $0.61 per share exceeding the base quarterly dividend by $0.15 per share, or 33%. The Company announced that its Board of Directors has declared a first quarter 2025 base dividend of $0.46 per share to shareholders of record as of March 14, 2025 and payable on March 31, 2025. The Board also announced a fourth quarter supplemental dividend of $0.07 per share to shareholders of record as of February 28, 2025, payable on March 20, 2025. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q4 adjusted NAV per share was $17.09. The primary drivers of this year’s NAV per share growth were the over-earning of our base dividend through net investment income, accretive capital markets transactions, and realized gains on investments. Over the last twelve months, reported NAV per share has increased from $17.04 to $17.16.

Post quarter-end, the Company began the annual process of amending and extending its revolving credit facility. The Company has historically extended the maturity on an annual basis driven by its asset-liability matching principle of maintaining a weighted average duration on its liabilities that meaningfully exceeds the weighted average life of its assets funded by debt. The Company anticipates marginally lowering the drawn spread and undrawn fee on the facility upon closing of the amendment in Q1 2025.

Net Investment Income Per Share
2024: Q4 2024:	$2.39 $0.62
2024 (adjusted): Q4 2024 (adjusted):	$2.33 $0.61

Net Income Per Share
2024: Q4 2024:	$2.03 $0.55
2024 (adjusted): Q4 2024 (adjusted):	$1.97 $0.54

Return on Equity
2024 (NII): Q4 2024 (NII):	14.1% 14.4%
2024 (NI): Q4 2024 (NI):	12.0% 12.8%
2024 (Adj. NII): Q4 2024 (Adj. NII):	13.8% 14.2%
2024 (Adj. NI): Q4 2024 (Adj. NI):	11.6% 12.5%

NAV
Q4 2024 ($MM):	$1,607.5
Q4 2024 (per share):	$17.16
Q4 2024 (per share, adj):	$17.09

Dividends Declared (per share)
Q4 2024 (Base):	$0.46
2024 (Base):	$1.84
2024 (Supplemental):	$0.25
2024 (Total):	$2.09

Portfolio and Investment Activity

For the year ended December 31, 2024, new investment commitments totaled $1,242.9 million. This compares to $958.6 million for the year ended December 31, 2023.

For the year ended December 31, 2024, the principal amount of new investments funded was $838.9 million in 34 new portfolio companies and 21 existing portfolio companies. For this period, the Company had $793.7 million aggregate principal amount in exits and repayments.

For the year ended December 31, 2023, the principal amount of new investments funded was $808.4 million in 29 new portfolio companies, 16 existing portfolio companies and 1 structured credit investments. For this period, the Company had $469.1 million aggregate principal amount in exits and repayments.

Fourth Quarter

For the quarter ended December 31, 2024, new investment commitments totaled $479.0 million. This compares to $269.3 million for the quarter ended September 30, 2024

For the quarter ended December 31, 2024, the principal amount of new investments funded was $323.5 million across nine new portfolio companies and seven upsizes to existing portfolio companies. For this period, the Company had $304.7 million aggregate principal amount in exits and repayments. For the quarter ended September 30, 2024, the principal amount of new investments funded was $189.0 million across eight new portfolio companies and four upsizes to existing portfolio companies. For this period, the Company had $90.2 million aggregate principal amount in exits and repayments.

As of December 31, 2024 and September 30, 2024, the Company had investments in 115[1] and 112[2] portfolio companies, respectively, with an aggregate fair value of $3,518.4 million and $3,441.1 million, respectively. As of December 31, 2024, the average investment size in each portfolio company was $30.6[1] million based on fair value.

As of December 31, 2024, the Company’s portfolio based on fair value consisted of 93.9% first-lien debt investments, 0.6% second-lien debt investments, 0.1% structured credit investments, 1.1% mezzanine debt investments, and 4.4% equity and other investments. As of September 30, 2024, the Company’s portfolio based on fair value consisted of 93.2% first-lien debt investments, 0.8% second-lien debt investments, 0.1% structured credit investments, 1.1% mezzanine debt investments, and 4.8% equity and other investments.

As of December 31, 2024, 97.2% of debt investments[3] based on fair value in the portfolio bore interest at floating rates, with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

For the period ended December 31, 2024 and September 30, 2024, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.3% and 13.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.5% and 13.4%, respectively.

As of December 31, 2024, non-accrual investments represented 1.4% of the portfolio at fair value. No new investments were added to non-accrual status during the quarter.

2024 Origination Activity
Commitments:	$1,242.9MM
Fundings:	$838.9MM
Net Fundings:	$45.2MM
Q4 2024 Origination Activity
Commitments:	$479.0MM
Fundings:	$323.5MM
Net Fundings:	$18.8MM
Average Investment Size[1]
$30.6MM
(0.9% of the portfolio at fair value)

First Lien Debt Investments (% FV)
93.9%

Floating Rate Debt Investments[3]
(% FV)
97.2%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	12.3%
Yield at Amortized Cost:	12.5%

1.
As of December 31, 2024, excludes one structured credit investments with a total fair value of $1.5 million.
2.
As of September 30, 2024, excludes three structured credit investments with a total fair value of $5.0 million.
3.
Calculation includes income earning debt investments only.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND THREE MONTHS ENDED DECEMBER 31, 2024

Full Year
2024

For the years ended December 31, 2024 and 2023, investment income totaled $482.5 million and $438.1 million, respectively. The increase in investment income was primarily the result of net funding activity.

Net expenses totaled $258.6 million and $239.3 million for the years ended December 31, 2024 and 2023, respectively. The increase in net expenses was primarily due to higher reference rates which increased the Company’s weighted average interest rate on average debt outstanding.

	Investment Income:	$482.5MM
	Net Expenses:	$258.6MM

Fourth Quarter
Q4 2024

For the three months ended December 31, 2024 and 2023, total investment income was $123.7 million and $119.5 million, respectively. The increase in total investment income was primarily from an increase in total interest from investments and other income.

Net expenses totaled $64.9 million and $64.3 million for the three months ended December 31, 2024 and 2023, respectively. The increase in expenses was primarily driven by higher management fees due to an increase in average assets and higher incentive fees due to an increase in pre-incentive fee net investment income.

	Investment Income:	$123.7MM
	Net Expenses:	$64.9MM

Debt and Capital Resources

As of December 31, 2024, the Company had $27.3 million in cash and cash equivalents (including $22.4 million of restricted cash), total principal value of debt outstanding of $1,954.1 million, and $674.2 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. At year end, aggregate commitments under the Company’s revolving credit facility were $1,700 million, in accordance with the accordion feature.

The Company’s weighted average interest rate on debt outstanding was 7.0% and 7.7% for the three months ended December 31, 2024 and September 30, 2024, respectively. At December 31, 2024, the Company’s debt to equity ratio was 1.22x, compared to 1.19x at September 30, 2024. Average debt to equity was 1.23x and 1.14x during the three months ended December 31, 2024 and September 30, 2024, respectively.

Total Principal Debt Outstanding
$1,954.1MM

Debt-to-Equity Ratio
	Q4 2024 Quarter End:	1.22x
	2024 Average[1]:	1.19x
	Q4 2024 Average[1]:	1.23x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at December 31, 2024 and changes to unfunded commitments since September 30, 2024.

$ Millions

Revolving Credit Facility[1]		Unfunded Commitment Activity
Revolver Capacity	$1,675	Unfunded Commitments (See Note 8 in 9/30/24 10-Q)	$351
Drawn on Revolver	($1,004)	Extinguished Unfunded Commitments	($15)
Unrestricted Cash Balance	$5	New Unfunded Commitments	$111
Issued Letters of Credit	($22)	Net Drawdown of Unfunded Commitments	($81)
Total Liquidity (Pre-Unfunded Commitments)	$654	Total Unfunded Commitments	$367
Available Unfunded Commitments[2]	($205)	Unavailable Unfunded Commitments[2]	($161)
Total Liquidity (Burdened for Unfunded Commitments)	$449	Available Unfunded Commitments[2]	$205

1.
Adjusted for 16th amendment and extension anticipated to close during February 2025. As part of the transaction, $25 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025 were terminated. Includes $150 million of non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026.
2.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At December 31, 2024, the Company’s funding mix was comprised of 49% unsecured and 51% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2026 at $300 million. In February, the Company anticipates closing on its 16th amendment and extension of its revolving credit facility. Adjusted for the transaction, the weighted average remaining life of investments funded with debt is ~2.6 years, compared to a weighted average remaining maturity on debt of ~4.32 years.

1.
Adjusted for the revolving credit facility amendment and extension anticipated to close in February 2025. As part of the transaction, $25 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025 were terminated and one legacy $20 million non-extending lender was extended. Includes $150 million of remaining non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026. The amount available may be subject to limitations related to the borrowing base under the Revolving Credit Facility, outstanding letters of credit and asset coverage requirements.
2.
Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on February 14, 2025. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BId4da19d376e74d5e9bc3ec09781e87fc. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	December 31, 2024	September 30, 2024	December 31, 2023
Investments at Fair Value	$3,518.4	$3,441.1	$3,283.1
Total Assets	$3,582.2	$3,529.9	$3,343.8
Net Asset Value Per Share	$17.16	$17.12	$17.04
Supplemental Dividend Per Share	$0.07	$0.05	$0.08
Adjusted Net Asset Value Per Share (1)	$17.09	$17.07	$16.96

Investment Income	$123.7	$119.2	$119.5
Net Investment Income	$57.6	$54.9	$54.7
Net Income	$51.0	$40.7	$51.2
Accrued Capital Gains Incentive Fee Expense	$(1.0)	$(2.2)	$(0.7)
Adjusted Net Investment Income (2)	$56.6	$52.7	$54.0
Adjusted Net Income (2)	$50.0	$38.4	$50.5

Net Investment Income Per Share	$0.62	$0.59	$0.62
Net Income Per Share	$0.55	$0.44	$0.58
Accrued Capital Gains Incentive Fee Expense Per Share	$(0.01)	$(0.02)	$(0.01)
Adjusted Net Investment Income Per Share (2)	$0.61	$0.57	$0.62
Adjusted Net Income Per Share (2)	$0.54	$0.41	$0.58

Annualized Return on Equity (Net Investment Income) (3)	14.4%	13.7%	14.7%
Annualized Return on Equity (Net Income) (3)	12.8%	10.2%	13.8%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	14.2%	13.2%	14.5%
Annualized Return on Equity (Adjusted Net Income) (2)(3)	12.5%	9.6%	13.6%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	12.3%	13.1%	14.1%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	12.5%	13.4%	14.2%
Percentage of Debt Investment Commitments at Floating Rates	97.2%	98.8%	99.7%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,450,644 and $3,172,853, respectively)	$3,453,317	$3,223,152
Controlled, affiliated investments (amortized cost of $88,509 and $78,159, respectively)	65,095	59,913
Total investments at fair value (amortized cost of $3,539,153 and $3,251,012, respectively)	3,518,412	3,283,065
Cash and cash equivalents (restricted cash of $22,362 and $23,979, respectively)	27,328	25,196
Interest receivable	30,518	27,969
Prepaid expenses and other assets	5,967	7,578
Total Assets	$3,582,225	$3,343,808
Liabilities
Debt (net of deferred financing costs of $23,837 and $21,930, respectively)	$1,901,142	$1,780,307
Management fees payable to affiliate	12,953	11,962
Incentive fees on net investment income payable to affiliate	12,013	11,451
Incentive fees on net capital gains accrued to affiliate	5,071	10,446
Other payables to affiliate	3,635	2,802
Other liabilities	39,882	30,465
Total Liabilities	1,974,696	1,847,433
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 94,325,686 and 88,493,749 shares issued, respectively; and 93,661,436 and 87,829,499 shares outstanding, respectively	943	885
Additional paid-in capital	1,519,337	1,405,173
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	97,708	100,776
Total Net Assets	1,607,529	1,496,375
Total Liabilities and Net Assets	$3,582,225	$3,343,808
Net Asset Value Per Share	$17.16	$17.04

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2024	December 31, 2023	December 31, 2022
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$413,547	$391,343	$279,857
Paid-in-kind interest income	29,335	19,679	12,585
Dividend income	11,678	4,181	2,159
Other income	18,525	15,122	9,502
Total investment income from non-controlled, non-affiliated investments	473,085	430,325	304,103
Investment income from non-controlled, affiliated investments:
Interest from investments	—	—	133
Total investment income from non-controlled, affiliated investments	—	—	133
Investment income from controlled, affiliated investments:
Interest from investments	9,428	7,756	5,064
Other income	13	6	5
Total investment income from controlled, affiliated investments	9,441	7,762	5,069
Total Investment Income	482,526	438,087	309,305
Expenses
Interest	154,145	133,731	62,991
Management fees	51,786	46,382	39,900
Incentive fees on net investment income	45,530	42,590	33,401
Incentive fees on net capital gains	(5,375)	4,382	(8,864)
Professional fees	7,546	7,323	7,192
Directors’ fees	877	806	736
Other general and administrative	5,522	5,280	5,427
Total expenses	260,031	240,494	140,783
Management and incentive fees waived (Note 3)	(1,466)	(1,171)	(427)
Net Expenses	258,565	239,323	140,356
Net Investment Income Before Income Taxes	223,961	198,764	168,949
Income taxes, including excise taxes	3,944	2,365	2,622
Net Investment Income	220,017	196,399	166,327
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(47,625)	40,571	(70,085)
Non-controlled, affiliated investments	—	—	(14,350)
Controlled, affiliated investments	(5,169)	(21,717)	8,054
Translation of other assets and liabilities in foreign currencies	13,379	(6,393)	8,721
Interest rate swaps	—	174	(6,748)
Income tax provision	(2,609)	556	(561)
Total net change in unrealized gains (losses)	(42,024)	13,191	(74,969)
Realized gains (losses):
Non-controlled, non-affiliated investments	9,037	12,095	1,072
Non-controlled, affiliated investments	—	158	13,608
Controlled, affiliated investments	—	—	55
Interest rate swaps	—	—	2,251
Foreign currency transactions	(464)	180	(291)
Total net realized gains (losses)	8,573	12,433	16,695
Total Net Unrealized and Realized Gains (Losses)	(33,451)	25,624	(58,274)
Increase (Decrease) in Net Assets Resulting from Operations	$186,566	$222,023	$108,053
Earnings per common share—basic and diluted	$2.03	$2.61	$1.38
Weighted average shares of common stock outstanding—basic and diluted	92,035,165	85,131,264	78,197,826

The Company’s investment activity for the years ended December 31, 2024, 2023 and 2022 is presented below (information presented herein is at par value unless otherwise indicated).

	Year Ended
($ in millions)	December 31, 2024	December 31, 2023	December 31, 2022
New investment commitments:
Gross originations (1)	$15,354.7	$6,516.6	$4,240.9
Less: Syndications/sell downs (1)	14,111.8	5,558.0	3,156.7
Total new investment commitments	$1,242.9	$958.6	$1,084.2
Principal amount of investments funded:
First-lien	$823.9	$753.4	$761.7
Second-lien	2.1	8.4	—
Mezzanine	1.1	32.2	—
Equity and other	10.8	12.8	44.8
Structured Credit	1.0	1.6	57.5
Total	$838.9	$808.4	$864.0
Principal amount of investments sold or repaid:
First-lien	$717.3	$460.3	$645.4
Second-lien	—	—	—
Mezzanine	4.9	—	—
Equity and other	13.6	6.0	4.3
Structured Credit	57.9	2.8	4.1
Total	$793.7	$469.1	$653.8
Number of new investment commitments in new portfolio companies	34	30	65
Average new investment commitment amount in new portfolio companies	$30.4	$29.2	$14.6
Weighted average term for new investment commitments in new portfolio companies (in years)	6.2	6.0	6.1
Percentage of new debt investment commitments at floating rates	87.6%	99.5%	98.9%
Percentage of new debt investment commitments at fixed rates	12.4%	0.5%	1.1%
Weighted average interest rate of new investment commitments	10.9%	12.9%	11.9%
Weighted average spread over reference rate of new floating rate investment commitments	6.4%	7.6%	7.8%
Weighted average interest rate on investments fully sold or paid down	13.0%	13.7%	9.9%

1.
Includes affiliates of Sixth Street.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $100 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $100 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 650 team members including over 250 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com